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                     TruServ Corporation
      Variable Denomination Floating Rate Demand Notes

         Supplement No. 9 Dated September 22, 1997
                             to
 Prospectus Dated June 20, 1997, as heretofore supplemented


  The current interest rate payable on the Company's
Variable Denomination Floating Rate Demand Notes is 5.02%.